LOCK-UP AGREEMENT

January 31, 2011

BioPower Operations Corporation
5379 Lyons Road, Suite 301
Cocunut Creek, Florida 33073

Re:           Common Stock of BioPower Operations Corporation

Ladies and Gentlemen:

The undersigned is or will be a holder of shares of the Common Stock of BioPower Operations Corporation, a Nevada corporation (the "Company"), (collectively, the “Securities”). The undersigned is aware that the Company is seeking to file a registration statement with the United States Securities and Exchange Commission to become a public entity under the securities laws and wishes to facilitate the maintenance of an orderly trading market for the Company’s securities.

In consideration of the foregoing, the undersigned hereby irrevocably agrees that the undersigned will not, without prior written consent of the Company, which consent may be unreasonably withheld, directly or indirectly, issue, sell, offer, contract to sell, or make any short sale, pledge, grant any option to purchase, transfer, assign, hypothecate, distribute or otherwise encumber or dispose of (whether pursuant to Rule 144 of the General Rules and Regulations under the Securities Act of 1933, as amended, or otherwise) (any such transaction, a "Transfer") any of the Securities of the Company currently held by the undersigned, as described on the signature page hereto, during the period beginning on the date hereof and ending on the date that is twelve months from the date hereof (the “Lock Up Period”).

Upon expiration of the Lock Up Period, the undersigned may Transfer every calendar quarter no more than one percent (1%) of the Company’s issued and outstanding shares of common stock as shown by the most recent report or statement published by the Company; provided, however, that the undersigned shall not be permitted to make any Transfer, or portion thereof, that would exceed twenty percent (20%) of the average weekly reported volume of trading of the Company’s common stock on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the calendar week preceding the Transfer.

Notwithstanding, if the undersigned desires to Transfer any or all of the undersigned’s Securities (the “Offered Stock”) subsequent to the Lock Up Period, the undersigned shall first give written notice (a “Transfer Notice”) thereof to the Company, identifying the number of shares sought to be transferred and if applicable, the terms of the proposed transaction including the proposed transaction date and a copy of any written offer or other writing setting forth the terms and conditions of the proposed transaction.  The purchase price for the Offered Stock shall be ninety percent (90%) of the average closing price for the Company’s Common Stock, as reported or quoted on its principal exchange or trading market, for the consecutive five (5) trading days prior to the Transfer Notice (the “Offered Price”). Such Transfer Notice shall constitute an irrevocable offer by the undersigned to sell all of the Offered Stock to the Company at the Offered Price and upon the same terms and conditions as the undersigned is willing to sell the Offered Stock to a proposed transferee; provided, however, that without the prior written consent of the Company (which consent shall not be unreasonably withheld), all Transfers pursuant to this paragraph shall be solely for cash.  Once given, a Transfer Notice may not be modified or amended except with the written consent of the Company.  Within the thirty (30) calendar day period following the giving of the Transfer Notice (the “Offer Period”), the Company may elect, by giving written notice of such election to the undersigned, to purchase all but not less than all of the Offered Stock (“Company Notice”).  In the event that the Company opts to exercise its right to purchase the Offered Stock, the Company shall consummate the purchase within fifteen (15) calendar days of the Company Notice to the undersigned. Any modification or amendment of a Transfer Notice will be deemed a new Transfer Notice with respect to the proposed transfer and will restart the Offer Period.

Notwithstanding the foregoing, during the Lock-Up Period the undersigned may, without the consent of the Company, Transfer any Shares, either during his or her lifetime or on death by will or intestacy, to his or her immediate family or to a trust or family limited partnership, the beneficiaries of which are exclusively the undersigned and/or members of his or her immediate family; provided, however, that prior to any Transfer as described above each such transferee shall execute an agreement, satisfactory to the Company, pursuant to which each such transferee shall agree to receive and hold such Securities subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof.  For the purposes of this paragraph, "immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

The undersigned confirms that he/she understands that the Company will rely on the representations and covenants set forth in this agreement.  The undersigned understands that the agreement of the undersigned is irrevocable and shall be binding on the heirs, legal representatives, successors and assigns of the undersigned.  The undersigned agrees and consents to the entry of a legend on the stock certificates or documents evidencing the Securities and stop transfer instructions with the Company's transfer agent against the transfer of the Securities except in compliance with this agreement.

Dated: January 31, 2011

Number of and class of
Securities Beneficially Owned:

2,000,000 common stock	/s/Jill Bloch, Manager
Signature

Jill Bloch for E10ST, LLC

45 Jean Drive, Englewood Cliffs, NJ 07632
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